UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                                 FORM 8-K



                              Current Report
                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of report (Date of earliest event reported) September  18, 1995

                              CUC International Inc.
           (Exact name of registrant as specified in charter)


             Delaware               1-10308         06-0918165
(State or other jurisdiction     (Commission       (I.R.S.Employer
 of incorporation)              File Number)     Identification No.)


       707 Summer Street
     Stamford, Connecticut                                06901
(Address of principal executive offices)                (Zip Code)


                             (203)324-9261
            (Registrant's telephone number, including area code)


                            Not applicable
(Former name or former address, if changed since last report.)





















ITEM 5.   OTHER INFORMATION


Post-Merger Financial Results

On September 18, 1995, Fresh Air Acquisition Corp., a wholly-owned subsidiary of CUC International Inc. (the "Company"), was merged (the "Merger") with and into North American Outdoor Group ("NAOG"). As a result of the Merger, NAOG became a wholly-owned subsidiary of the Company. The following is a summary of certain interim financial results of the Company, on a consolidated basis, reflecting the combined operations of the Company and NAOG, which the Company is required to make publicly available pursuant to the Investment and Registration Rights Agreement entered into among the Company and certain of the selling stockholders of NAOG on August 17, 1995.

For the one-month period ended October 18, 1995, the Company had consolidated revenues and net income of approximately $116.9 million and $14.6 million ($.08 per share), respectively. The weighted average number of Company shares outstanding was approximately 187.6 million.
































                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                           CUC International Inc.
                          (Registrant)





Date: October 20, 1995 By: COSMO CORIGLIANO
                           Cosmo Corigliano - Senior Vice President
                           and Chief Financial Officer
                           (Principal Financial and Accounting
                            Officer)